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                                                                    Exhibit 1.25
                                AMENDMENT NO. 21 TO
                     AMENDED AND RESTATED DECLARATION OF TRUST
                         OF NICHOLAS-APPLEGATE MUTUAL FUNDS

          THIS AMENDMENT NO. 21 TO THE AMENDED AND RESTATED DECLARATION OF TRUST OF NICHOLAS-APPLEGATE MUTUAL FUNDS is made as of the 5th day of August, 1998 by the undersigned, constituting a majority of the Trustees of the Trust.

          WHEREAS, the Amended and Restated Declaration of Trust of the Trust adopted as of December 17, 1992, as heretofore amended (the "Declaration of Trust"), designated certain series of Interests of the Trust; and

          WHEREAS, the Trustees wish to create an addition series of Interests of the Trust to be known as the Large Cap Value Fund;

          NOW THEREFORE, the Board of Trustees hereby amends the Declaration of Trust as follows:

          "Without limiting the authority of the Trustees set forth in this
          Section 8.8 to establish and designate any further series, the Trustees hereby establish and designate twenty-four series, as follows:

Nicholas-Applegate Mid Cap Growth Fund
Nicholas-Applegate Convertible Fund
Nicholas-Applegate Balanced Growth Fund
Nicholas-Applegate Worldwide Growth Fund
Nicholas-Applegate Small Cap Growth Fund
Nicholas-Applegate International Small Cap Growth Fund
Nicholas-Applegate Money Market Fund
Nicholas-Applegate Emerging Countries Fund
Nicholas-Applegate Global Growth & Income Fund
Nicholas-Applegate Short-Intermediate Fixed Income Fund
Nicholas-Applegate High Quality Bond Fund
Nicholas-Applegate Mini-Cap Growth Fund
Nicholas-Applegate Value Fund
Nicholas-Applegate High Yield Bond Fund
Nicholas-Applegate Strategic Income Fund
Nicholas-Applegate Large Cap Growth Fund
Nicholas-Applegate International Core Growth Fund
Nicholas-Applegate Global Blue Chip Fund
Nicholas-APplegate Emerging Markets Bond Fund
Nicholas-Applegate Pacific Rim Fund
Nicholas-Applegate Greater China Fund
Nicholas-Applegate Latin America Fund
Nicholas-Applegate Global Technology Fund


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Nicholas-Applegate Large Cap Value Fund"



          IN WITNESS WHEREOF, the undersigned have caused these presents to be executed as of the day and year first above written.



---------------------------   ----------------------------
Arthur B. Laffer              Fred C. Applegate



---------------------------   ----------------------------
Charles E. Young              Dann V. Angeloff



---------------------------   ----------------------------
Walter E. Auch                Theodore J. Coburn



---------------------------   ----------------------------
Darlene Deremer               George F. Keane



---------------------------
Arthur E. Nicholas



Adopted as of August 14, 1998


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